                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


Subsidiary:                                                           Jurisdiction of Organization:
Eagle Freight Services, Inc.                                                    Texas
Eagle Freight Services, Inc.                                                    California
Eagle USA Transportation Services, Inc.                                         Texas
EUSA Partners, Inc.                                                             Delaware
Eagle International (UK) Limited                                                England

Certain subsidiaries not in the aggregate constituting a significant subsidiary are omitted pursuant to Regulation S-K 601(21)(ii).